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                                                                      EXHIBIT 8

                           CARTER, LEDYARD & MILBURN
                              COUNSELLORS AT LAW
                                 2 WALL STREET
                             NEW YORK, N. Y. 10005

                                   --------

                                (212) 732-3200
                              FAX: (212) 732-3232

                                                               January 16, 1997

Plastic Containers, Inc.
One Aerial Way
Syosset, New York 11791

                     Re: 10% Senior Secured Notes due 2006, Series B

Gentlemen:

  We have acted as counsel for Plastic Containers, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, of a Registration Statement on Form S-4 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"). The Registration Statement relates to a proposed offer by the Company (the "Exchange Offer") to issue 10% Senior Secured Notes due 2006, Series B of the Company (the "New Notes") in exchange for all its currently outstanding 10% Senior Secured Notes due 2006, Series A (the "Old Notes").

  We have examined original or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Company, and such other documents, as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us. We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of the Company.

  Based on and subject to the foregoing, we are of the opinion that the section entitled "Certain Tax Consequences" in the Prospectus contains an accurate general description, under currently applicable law, of the material United States federal income tax considerations that will apply to an exchange of Old Notes for New Notes pursuant to the Exchange Offer.

  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Certain Tax Consequences" and "Legal Matters" in the Prospectus. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ Carter, Ledyard & Milburn
HS/lrh